     As filed with the Securities and Exchange Commission on April 5, 1997.

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              ___________________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
              ___________________________________________________

                          COSMETIC GROUP U.S.A., INC.
             (Exact name of registrant as specified in its charter)


       California                                       95-4040591
------------------------                     ---------------------------------
(State of Incorporation)                     (IRS Employer Identification No.)

                              11312 Penrose Street
                          Sun Valley, California 91352
                  -------------------------------------------
                    (Address of principal executive offices)

                    ______________________________________

                           Amended and Restated 1990
                              Stock Incentive Plan
                     ______________________________________

                              ALFRED E. BOOTH, JR.
                            Chief Executive Officer
                              11312 Penrose Street
                          Sun Valley, California 91352
                                 (818) 767-2889
           (Name, address and telephone number of agent for service)
                     _____________________________________

                                    Copy to:

                            William B. Barnett, Esq.
                       Law Offices of William B. Barnett
                      15233 Ventura Boulevard, Suite 1110
                         Sherman Oaks, California 91403
                                 (818) 789-2688

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following [ X ]

Total sequentially numbered pages in this document:  10


===============================================================================
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of                            Proposed        Proposed       Amount
Securities           Amount         Maximum         Maximum        of
to be                to be          Price Per       Offering       Registration
Registered           Registered     Share (1)       Price          Fee
-------------------------------------------------------------------------------
Common Stock,
no par value         1,000,000         $3.00      $3,000,000        $  990.00
===============================================================================

(1) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                Explanatory Note


         This Registration Statement on Form S-8 relates to the registration of:

         a) 1,000,000 shares of Common Stock issuable upon the exercise of options granted and to be granted under the Company's Amended and Restated 1990 Stock Incentive Plan.

         All of the options set forth above are or will be exercisable at not less than the fair market value on date of grant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN OF INFORMATION

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company will furnish without charge to each person to whom a
Section 10(a) Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference in Item 3 of Part II of this registration statement. Requests should be addressed to: Howard L. Simon, Corporate Secretary, Cosmetic Group U.S.A., Inc., 11312 Penrose Street, Sun Valley, California 91352, Telephone No. (818) 767-2889.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Incorporation by reference in this registration statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

1. Cosmetic Group U.S.A., Inc. (the "Company") Annual Report on Form 10-KSB for the year ended December 31, 1996, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-19227).

2. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

3. The description of the Company's Common Stock contained in its Registration Statement pursuant to Section 12 of the Exchange Act, as amended from time to time.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or replaced such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.


ITEM 4.  DESCRIPTION OF SECURITIES - NOT APPLICABLE.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of common stock to be issued pursuant to this registration will be passed upon by the Law Offices of William B. Barnett, Sherman Oaks, California. A total of approximately 37,100 options to acquire (less than one percent of the total issued and outstanding shares of common stock) are beneficially owned by William B. Barnett, a director of the Company. Since 1991, Mr. Barnett's law firm has performed and continues to perform legal services for the Company.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the General Corporation Law of the State of California permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         A corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, the indemnification provided by Section 317 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Article V of the Company's Articles of Incorporation provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Article V also provides that the corporation is authorized to provide indemnification (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED - NOT APPLICABLE.

ITEM 8(A) EXHIBITS.


                 Exhibit
                   No.                                      Description
                 -------                                    -----------
                   5.1                     Opinion of Law Offices of
                                           William B. Barnett, counsel
                                           to Company.

                  24.1                     Consent of Law Offices of
                                           William B. Barnett is contained
                                           in Exhibit 5.1.

                  24.2                     Consent of Ernst & Young LLP


ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bond fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by any director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly cause this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sun Valley, California on April 4, 1997.


                                           COSMETIC GROUP U.S.A., INC.

                                           By: /s/ Alfred E. Booth, Jr.
                                              ---------------------------------
                                              Alfred E. Booth, Jr.
                                              Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities set forth below.

         Signature                                 Title                               Date
         ---------                                 -----                               ----
/s/Alfred E. Booth Jr.                     Chief Executive Officer           April 4, 1997
----------------------                     and Director
Alfred E. Booth, Jr.


/s/Judith E. Zegarelli                     Vice President and                April 4, 1997
----------------------                     Director
Judith E. Zegarelli


/s/Howard L. Simon                         Secretary                         April 4, 1997
----------------------
Howard L. Simon


/s/Jennifer J. Eggers                      Chief Financial Officer           April 4, 1997
----------------------                     and Assistant Secretary
Jennifer J. Eggers


/s/Frank X. McGarvey                       Vice President and                April 4, 1997
----------------------                     Director
Frank X. McGarvey


/s/Jack Brehm                              Director                          April 4, 1997
----------------------
Jack Brehm


/s/William B. Barnett                      Director                          April 4, 1997
----------------------
William B. Barnett


/s/Eric J. Nickerson                       Director                          April 4, 1997
----------------------
Eric J. Nickerson

                               INDEX TO EXHIBITS


Exhibit
  No.
-------
 5.1                      Opinion of Law Offices of William B. Barnett,
                          Counsel to Company.

24.1 Consent of Law Offices of William B. Barnett is contained in Exhibit 5.1.

24.2                      Consent of Ernst & Young LLP





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